UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2019
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	GNMX	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2019, Aevi Genomic Medicine, Inc. (the “Company”) entered into a Royalty Agreement (the “Royalty Agreement”) with Michael F. Cola (“Mr. Cola”), Joseph J. Grano, Jr. (“Mr. Grano”), Kathleen Jane Grano, Joseph C. Grano, The Grano Children’s Trust, Joseph C. Grano, trustee and LeoGroup Private Investment Access, LLC on behalf of Garry A. Neil (“Mr. Neil”) (each individually, an “Investor” and collectively, the “Investors”), pursuant to which the Company granted to the Investors certain rights to royalty payments made in connection with that certain Exclusive License Agreement, dated July 15, 2019 (the “License Agreement”), by and between the Company and OSI Pharmaceuticals, LLC, an indirect wholly-owned subsidiary of Astellas Pharma Inc. (“Astellas”). Mr. Cola is President and Chief Executive Officer of the Company and a member of its board of directors (the “Board”), Mr. Neil is the Chief Scientific Officer of the Company and Mr. Grano is a member of the Board and is affiliated with the three other Investors party to the Royalty Agreement.

Under the terms of the License Agreement, the Company has exclusive license rights for the worldwide development and commercialization of Astellas’ second generation mTORC1/2 inhibitor, ASP7486 (OSI-027) (individually, an “OSI Product” and collectively, the “OSI Products”). Pursuant to the terms of the Royalty Agreement, in exchange for a one-time aggregate payment of $2,000,000 (the “Purchase Price”) made by the Investors to the Company, the Company will pay to the Investors, on a quarterly basis during the term of the Royalty Agreement, an aggregate amount equal to a low-single digit percentage of the aggregate net sales of the OSI Products for such quarter (the “Royalty Amount”). The Royalty Amount will be paid to each Investor based on such Investor’s pro rata percentage of the Purchase Price. At any time beginning three years after the date of the first public launch of an OSI Product (the “Buyout Payment Date”), the Company may exercise, at its sole discretion, a buyout option that terminates the Company’s further obligations under the Royalty Agreement in exchange for a payment to Investors of an aggregate of 75% of the net present value of the royalty payments (as determined by a mutually agreeable independent valuation firm) otherwise likely to be due under the Royalty Agreement from the Buyout Payment Date through the later of the end of data regulatory exclusivity and the date upon which the last of the patents relating to the OSI Products expire.

The Royalty Agreement was approved by the disinterested members of the Board and its Audit Committee. The foregoing description of the Royalty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Agreement, a copy of which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019, portions of which will be subject to a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVI GENOMIC MEDICINE, INC.

By:	/s/ Michael F. Cola
Name: Michael F. Cola
Title: President and Chief Executive Officer

Date: July 19, 2019